UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

RENOVIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50564	94-3353740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-1400

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 22, 2005, Renovis, Inc. (the “Company”) announced the pending departure of its Chief Medical Officer, Randall W. Moreadith, M.D., Ph.D., effective December 16, 2005. Consistent with Dr. Moreadith’s Amended and Restated Employment Agreement dated April 8, 2005, the form of which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2005, and with the Company’s existing severance policy, Dr. Moreadith will receive (i) payment in an amount equivalent to six (6) months of his current gross base monthly salary, (ii) health benefits for six (6) months following termination, (iii) accelerated vesting with respect options to purchase shares of the Company’s common stock such that an additional six (6) months of vesting shall be credited to such options, and (iv) outplacement services.

The full text of the press release issued in connection with the departure of Dr. Moreadith is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Renovis, Inc. dated November 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: November 28, 2005

	By:	/s/ John Doyle
Name: John Doyle
Title: Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Renovis, Inc. dated November 22, 2005.